Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each undersigned does hereby make, constitute and appoint Todd Tuckner, David Kelly, Ella Campi, Gordon Kiesling, Kiye Sakai and Tim Geller, and each of them, each with full power to act without the others, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities, to sign the registration statement on Form F-3 relating to the registration of securities issued by UBS AG or securities issued by UBS AG and co-obligated by UBS Switzerland AG, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that his or her said attorneys-in-fact and agent or their substitutes may lawfully do or cause to be done by virtue hereof.

Name	Title

/s/ Ralph A.J.G. Hamers	President of the Executive Board
Ralph A.J.G. Hamers	(principal executive officer)

/s/ Kirt Gardner	Chief Financial Officer
Kirt Gardner	(principal financial officer)

/s/ Todd Tuckner	Group Controller and Chief Accounting Officer
Todd Tuckner	(principal accounting officer)

/s/ Axel A. Weber	Chairman and Member of the Board of Directors
Axel A. Weber

/s/ Jeremy Anderson	Vice Chairman and Member of the Board
Jeremy Anderson	Of Directors

/s/ William C. Dudley	Member of the Board of Directors
William C. Dudley

/s/ Reto Francioni	Member of the Board of Directors
Reto Francioni

/s/ Mark Hughes	Member of the Board of Directors
Mark Hughes

/s/ Fred Hu	Member of the Board of Directors
Fred Hu

/s/ Nathalie Rachou	Member of the Board of Directors
Nathalie Rachou

/s/ Beatrice Weder di Mauro	Member of the Board of Directors
Beatrice Weder di Mauro

/s/ Dieter Wemmer	Member of the Board of Directors
Dieter Wemmer

/s/ Jeanette Wong	Member of the Board of Directors
Jeanette Wong